UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 28, 2015, in connection with the closing of the business combination between Propel Media, Inc. (the “Company”), Kitara Media Corp. (“Kitara”) and Propel Media LLC (formerly known as Future Ads LLC) (“Propel Media”), the Company, Kitara and Future Ads as “Borrowers” and certain of their subsidiaries as “Guarantors” entered into a financing agreement (“Financing Agreement”) with certain financial institutions as “Lenders,” Highbridge Principal Strategies, LLC, as collateral agent for the Lenders, and PNC Bank, National Association, as a Lender and administrative agent for the Lenders. The Financing Agreement and other loan documents provided for $12,500,000 to be paid to the Lenders on the fourth anniversary of the closing date of the Financing Agreement (the “Final Payment”).

On May 30, 2017, the parties to the Financing Agreement agreed that, subject to certain conditions, if the amounts owed under the Financing Agreement are repaid in full at any time through and including September 30, 2017 (the date of repayment being referred to as the “Repayment Date”), the Final Payment will be reduced to an amount equal to 5.0% times the aggregate principal amount of the loans repaid on the Repayment Date. If all amounts under the Financing Agreement are not repaid on or before September 30, 2017, the Final Payment will continue to be due as originally contemplated ($12,500,000 paid on the fourth anniversary of the closing date of the Financing Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2017

PROPEL MEDIA, INC.

By:	/s/ Marv Tseu
Name: Marv Tseu Title: Chief Executive Officer

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